Exhibit 10.8

SHAREHOLDER VOTING RIGHT TRUST AGREEMENT

This Shareholder Voting Right Trust Agreement (this “Agreement”) is entered into as of September 26, 2016 between the following two parties in Beijing.

Party A: NetEase Youdao Information Technology (Beijing) Co., Ltd., a wholly foreign owned enterprise registered in Beijing, PRC under the laws of the PRC

Party B: William Lei Ding (ID Number: ***********), a citizen of the People’s Republic of China with his address at *********** (the “PRC”)

In this Agreement, Party A and Party B are called collectively as the “Parties” and each of them is a “Party.”

WHEREAS

1.	Party B is a shareholder of NetEase Youdao Computer System Co., Ltd. (the “Company”) on September 26, 2016, in which Party B owns 71.073% of the equity interests.

2.	Party B is willing to entrust the person designated by Party A with full authority to exercise his shareholder’s voting rights at the Company’s shareholders’ meetings.

NOW, THEREFORE, through negotiations, all parties to this Agreement hereby agree as follows:

1.

Party B hereby agrees to irrevocably entrust the person designated by Party A to exercise on his/her behalf all shareholder’s voting rights and other shareholder’s rights at the shareholders’ meeting of the Company in accordance with PRC law and the Company’s articles of association, including, but not limited to, with respect to the sale or transfer of all or part of Party B’s equity interests in the Company and the appointment and election of the directors and chairman of the Company.

2.

Party A agrees to designate a person to accept the entrustment by Party B pursuant to Article 1 of this Agreement, and such person shall represent Party B in the exercise of Party B’s shareholder’s voting rights and other shareholder’s rights pursuant to this Agreement.

3.

Party B hereby acknowledges that, regardless how his/her equity interests in the Company will change, he/she shall entrust the person designated by Party A with all of his/her shareholder’s voting rights and other shareholder’s rights. If Party B transfers his/her equity interests in the Company to any individual or company, other than Party A or the individuals or entities designated by Party A (each, a “Transferee”), Party B shall cause such Transferee to, concurrently with the execution of the equity transfer documents, sign an agreement with the same terms and conditions as this Agreement to entrust the person designated by Party A with the shareholder’s voting rights and other shareholder’s rights of the Transferee. In the event of Party B’s death or incapacity, the terms of this Agreement shall be binding upon the executors, administrators, heirs and successors of Party B. Any equity interests in the Company held by Party B shall not be part of Party B’s estate upon death or incapacity and shall not pass to Party B’s heirs or successors. Upon Party B’s death or incapacity, any equity interests in the Company held by Party B shall be transferred to Party A or its designated person(s).

4.

Party B hereby acknowledges that if Party A withdraws the appointment of the relevant person to whom Party B has entrusted his shareholder’s voting rights and other shareholder’s rights, he/she will withdraw his/her authorization for this person and authorize other persons designated by Party A to exercise his/her shareholder’s voting rights and other shareholder’s rights at the shareholders’ meeting of the Company.

5.	This Agreement shall become effective as of the date it is duly executed by the Parties’ authorized representatives.

6.

Notwithstanding Article 5 hereof, once effective, this Agreement shall constitute the entire agreement of the Parties hereto with respect to the subject matters hereof and supersede all prior oral and/or written agreements and understandings by the Parties with respect to the subject matters hereof.

7.

This Agreement shall remain effective for as long as Party B is a shareholder of the Company unless this Agreement is unilaterally terminated by Party A at its sole and absolute discretion by giving thirty (30) days prior written notice to Party B of its intention to terminate this Agreement.

8.	Any amendment to, and/or cancellation of, this Agreement shall be agreed by the Parties in writing.

9.

Both Parties acknowledge and confirm that any oral or written materials exchanged pursuant to this Agreement are confidential. Each Party shall keep confidential all such materials and not disclose any such materials to any third Party without the prior written consent from the other Parties except in the following situations: (a) such materials are or will become known by the public (through no fault of the receiving Party); (b) any materials as required to be disclosed by the applicable laws or rules of any stock exchange or governmental entity; and (c) any materials disclosed by each Party to its legal or financial advisors relating to the transactions contemplated by this Agreement, and such legal or financial advisors shall comply with the confidentiality provisions set forth in this Article 9. Any disclosure of confidential information by the personnel of any Party or by the institutions engaged by such Party shall be deemed as a disclosure by such Party, and such Party shall be liable for the breach under this Agreement. Both Parties agree that this Article 9 shall survive the invalidity, cancellation, termination or unenforceability of this Agreement.

10.	Applicable Laws and Dispute Resolution

a.	The formation, validity, interpretation and performance of and settlement of disputes under this Agreement shall be governed by the laws of the PRC.

b.

Any dispute, conflict, or claim arising in connection with the interpretation and performance of the provisions of this Agreement (including any issue relating to the existence, validity, and termination of this Agreement) shall be resolved by the Parties in good faith through negotiations. In case no resolution can be reached by the Parties within thirty (30) days after a Party makes a request for dispute resolution through negotiations, any Party may refer such dispute to a competent court having legal jurisdiction over the registration place of Party A. The Parties agree to submit to the jurisdiction of such court. The Parties agree that the dispute and any court proceedings shall be kept confidential and that the existence of the proceedings and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the court, the Parties, their counsels and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings or as required by the rules of the U.S. Securities and Exchange Commission, the NASDAQ stock market rules or the rules of any other quotation system or exchange on which the securities of the disclosing Parties or their affiliates are listed or as otherwise required by applicable law. The Parties further agree to request that the court conduct any proceedings in closed session and to keep the existence of the proceedings and any element of it, including the decision of the court, confidential and refrain from publishing or otherwise disclosing any of the foregoing information to the public, except as may be lawfully required in judicial proceedings or as otherwise required by applicable law.

[Signature page follows]

Party A: NetEase Youdao Information Technology (Beijing) Co., Ltd.

/s/ Seal of NetEase Youdao Information Technology (Beijing) Co., Ltd.

Party B: William Lei Ding

Signature: /s/ William Lei Ding

This Agreement is agreed and accepted by:

NetEase Youdao Computer System Co., Ltd.

/s/ Seal of NetEase Youdao Computer System Co., Ltd.

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